PROVIDIAN FINANCIAL CORP.
Select Financial Data
                                                    Six Months
                                                      Ended
                                                     June 30                       Year Ended December 31
                                                                   ----------------------------------------------------
(Dollars in thousands)                                 1999          1998       1997       1996       1995       1994
                                                    ----------     --------   --------   --------   --------   --------
a. Ratio of Earnings to Fixed Charges
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                    $400,247    $490,563    $311,300   $257,251   $214,863   $175,203
        Fixed charges                                  185,469     254,006     187,843    192,536    160,183    103,926
                                                    ----------    --------    --------   --------   --------   --------
     Earnings, for computation purposes               $585,716    $744,569    $499,143   $449,787   $375,046   $279,129
                                                    ==========    ========    ========   ========   ========   ========
     FIXED CHARGES:
        Interest on borrowings                        $ 42,542    $ 42,931    $ 18,858   $ 49,208   $ 52,732   $ 39,739
        Interest on deposits                           138,229     204,335     164,252    140,361    105,151     61,920
        Portion of rents representative of
          the interest factor                            4,698       6,740       4,733      2,967      2,300      2,267
                                                    ----------    --------    --------   --------   --------   --------
     Fixed charges, including interest on deposits,
        for computation purposes                      $185,469    $254,006    $187,843   $192,536   $160,183   $103,926
                                                    ==========    ========    ========   ========   ========   ========

     Ratio of earnings to fixed charges, including
        interest on deposits                              3.16        2.93        2.66       2.34       2.34       2.69

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                    $400,247    $490,563    $311,300   $257,251   $214,863   $175,203
        Fixed charges                                   47,240      49,671      23,591     52,175     55,032     42,006
                                                    ----------    --------    --------   --------   --------   --------
     Earnings, for computation purposes               $447,487    $540,234    $334,891   $309,426   $269,895   $217,209
                                                    ==========    ========    ========   ========   ========   ========
     FIXED CHARGES:
        Interest on borrowings                        $ 42,542    $ 42,931    $ 18,858   $ 49,208   $ 52,732   $ 39,739
        Portion of rents representative of the
          interest factor                                4,698       6,740       4,733      2,967      2,300      2,267
                                                    ----------    --------    --------   --------    --------   -------

     Fixed charges, excluding interest on deposits,
        for computation purposes                      $ 47,240    $ 49,671    $ 23,591   $ 52,175   $ 55,032   $ 42,006
                                                    ==========    ========    ========   ========   ========   ========
     Ratio of earnings to fixed charges, excluding
        interest on deposits                              9.47       10.88       14.20       5.93       4.90       5.17


b. Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividend Requirements
INCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                    $400,247    $490,563    $311,300   $257,251   $214,863   $175,203
        Fixed charges                                  185,469     254,006     187,843    192,536    160,183    103,926
                                                    ----------    --------    --------   --------   --------   --------
     Earnings, for computation purposes               $585,716    $744,569    $499,143   $449,787   $375,046   $279,129
                                                    ==========    ========    ========   ========   ========   ========
     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                        $ 42,542    $ 42,931    $ 18,858   $ 49,208   $ 52,732   $ 39,739
        Interest on deposits                           138,229     204,335     164,252    140,361    105,151     61,920
        Portion of rents representative of the
           interest factor                               4,698       6,740       4,733      2,967      2,300      2,267
                                                    ----------    --------    --------   --------   --------   --------
     Fixed charges, including interest on deposits,
        for computation purposes                       185,469     254,006     187,843    192,536    160,183    103,926
     Preferred stock dividend requirements                   -           -       1,636      7,397      7,397      7,397
                                                    ----------    --------    --------   --------   --------   --------
     Fixed charges and preferred stock dividend
        requirements, including interest on deposits,
        for computation purposes                      $185,469    $254,006    $189,479   $199,932   $167,580   $111,322
                                                    ==========    ========    ========   ========   ========   ========
     Ratio of earnings to fixed charges and preferred
        stock dividend requirements, including interest
        on deposits                                       3.16        2.93        2.63       2.25       2.24       2.51

EXCLUDING INTEREST ON DEPOSITS:
     EARNINGS:
        Income before income taxes                    $400,247    $490,563    $311,300   $257,251   $214,863   $175,203
        Fixed charges                                   47,240      49,671      23,591     52,175     55,032     42,006
                                                    ----------    --------    --------   --------   --------   --------
     Earnings, for computation purposes               $447,487    $540,234    $334,891   $309,426   $269,895   $217,209
                                                    ==========    ========    ========   ========   ========   ========
     FIXED CHARGES AND PREFERRED STOCK:
        DIVIDEND REQUIREMENTS
        Interest on borrowings                        $ 42,542    $ 42,931    $ 18,858   $ 49,208   $ 52,732   $ 39,739
        Portion of rents representative of the
           interest factor                               4,698       6,740       4,733      2,967      2,300      2,267
                                                    ----------    --------    --------   --------   --------   --------
     Fixed charges, excluding interest on deposits,
        for computation purposes                        47,240      49,671      23,591     52,175     55,032     42,006
     Preferred stock dividend requirements                   -           -       1,636      7,397      7,397      7,397
                                                    ----------    --------    --------   --------   --------   --------
     Fixed charges and preferred stock dividend
        requirements, excluding interest on deposits,
        for computation purposes                      $ 47,240    $ 49,671    $ 25,227   $ 59,571   $ 62,429   $ 49,402
                                                    ==========    ========    ========   ========   ========   ========

     Ratio of earnings to fixed charges and
        preferred stock dividend requirements,
        excluding interest on deposits                    9.47       10.88       13.28       5.19       4.32       4.40
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